 EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Third Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/26/13	1/28/12
Sales	$349,148	$316,515
Cost of sales	235,699	216,724
Gross profit	113,449	99,791
Selling, general and administrative expense	90,171	82,771
Operating income	23,278	17,020
Interest expense	148	274
Interest income	198	138
Income from Continued Dumping and Subsidy Offset Act	—	1,415
Other income (expense), net	2,404	(89)
Income before income taxes	25,732	18,210
Income tax expense	8,569	2,864
Net income	17,163	15,346
Net income attributable to noncontrolling interests	(99)	(388)
Net income attributable to La-Z-Boy Incorporated	$17,064	$14,958

Basic weighted average shares outstanding	52,431	51,811
Basic net income attributable to La-Z-Boy Incorporated per share	$0.32	$0.28

Diluted weighted average shares outstanding	53,401	52,379
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.32	$0.28

Dividends declared per share	$0.04	—

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/26/13	1/28/12
Sales	$972,990	$904,288
Cost of sales	669,620	627,786
Gross profit	303,370	276,502
Selling, general and administrative expense	261,903	243,761
Operating income	41,467	32,741
Interest expense	512	1,087
Interest income	435	487
Income from Continued Dumping and Subsidy Offset Act	—	1,737
Other income, net	2,495	176
Income before income taxes	43,885	34,054
Income tax expense (benefit)	15,195	(34,820)
Net income	28,690	68,874
Net income attributable to noncontrolling interests	(609)	(510)
Net income attributable to La-Z-Boy Incorporated	$28,081	$68,364

Basic average shares	52,327	51,928
Basic net income attributable to La-Z-Boy Incorporated per share	$0.53	$1.29

Diluted average shares	53,201	52,440
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.52	$1.28

Dividends declared per share	$0.04	—

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	1/26/13	4/28/12
Current assets
Cash and equivalents	$111,981	$152,370
Restricted cash	9,798	2,861
Receivables, net of allowance of $23,365 at 1/26/13 and $22,705 at 4/28/12	163,224	167,232
Inventories, net	159,060	143,787
Deferred income tax assets – current	22,596	19,081
Other current assets	27,901	14,669
Total current assets	494,560	500,000
Property, plant and equipment, net	120,222	114,366
Goodwill	12,837	—
Other intangible assets	5,173	3,028
Deferred income tax assets – long-term	29,926	33,649
Other long-term assets, net	49,493	34,696
Total assets	$712,211	$685,739

Current liabilities
Current portion of long-term debt	$327	$1,829
Accounts payable	50,369	56,630
Accrued expenses and other current liabilities	96,113	91,300
Total current liabilities	146,809	149,759
Long-term debt	7,302	7,931
Other long-term liabilities	79,287	80,234
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 52,390 outstanding at 1/26/13 and 52,244 outstanding at 4/28/12	52,390	52,244
Capital in excess of par value	237,182	231,332
Retained earnings	213,596	189,609
Accumulated other comprehensive loss	(31,156)	(31,281)
Total La-Z-Boy Incorporated shareholders' equity	472,012	441,904
Noncontrolling interests	6,801	5,911
Total equity	478,813	447,815
Total liabilities and equity	$712,211	$685,739

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/26/13	1/28/12
Cash flows from operating activities
Net income	$28,690	$68,874
Adjustments to reconcile net income to cash provided by (used for) operating activities
Loss (gain) on disposal of assets	(36)	119
Gain on sale of investments	(2,866)	(315)
Gain on deconsolidation of VIE	—	(1,125)
Deferred income tax benefit	(745)	(48,042)
Restructuring	2,716	222
Provision for doubtful accounts	1,009	3,115
Depreciation and amortization	17,111	18,054
Stock-based compensation expense	8,198	4,295
Pension plan contributions	(3,480)	(2,790)
Change in receivables	2,457	2,548
Change in inventories	(12,355)	2,203
Change in other assets	(5,396)	1,972
Change in payables	(6,261)	(785)
Change in other liabilities	4,410	7,511
Net cash provided by operating activities	33,452	55,856

Cash flows from investing activities
Proceeds from disposal of assets	1,484	257
Capital expenditures	(21,792)	(11,518)
Purchases of investments	(36,353)	(6,462)
Proceeds from sales of investments	12,658	6,429
Cash effects on deconsolidation of VIE	—	(971)
Acquisitions, net of cash acquired	(15,832)	—
Change in restricted cash	(6,937)	—
Other	—	(685)
Net cash used for investing activities	(66,772)	(12,950)

Cash flows from financing activities
Payments on debt	(2,372)	(5,708)
Payments for debt issuance costs	—	(568)
Stock issued for stock and employee benefit plans	1,528	718
Excess tax benefit on stock option exercises	1,117	—
Purchases of common stock	(5,217)	(4,517)
Dividends paid	(2,119)	—
Net cash used for financing activities	(7,063)	(10,075)

Effect of exchange rate changes on cash and equivalents	(6)	(19)
Change in cash and equivalents	(40,389)	32,812
Cash and equivalents at beginning of period	152,370	115,262
Cash and equivalents at end of period	$111,981	$148,074

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/26/13	1/28/12	1/26/13	1/28/12
Sales
Upholstery segment:
Sales to external customers	$245,365	$222,265	$684,214	$633,479
Intersegment sales	34,622	27,083	93,402	74,731
Upholstery segment sales	279,987	249,348	777,616	708,210
Casegoods segment:
Sales to external customers	30,496	32,735	95,841	100,255
Intersegment sales	2,115	1,493	5,907	4,047
Casegoods segment sales	32,611	34,228	101,748	104,302

Retail segment sales	72,772	58,387	191,089	159,912
VIEs, net of intercompany sales eliminations	—	2,737	—	8,840
Corporate and Other	515	391	1,845	1,802
Eliminations	(36,737)	(28,576)	(99,308)	(78,778)
Consolidated sales	$349,148	$316,515	$972,990	$904,288

Operating Income (Loss)
Upholstery segment	$28,375	$22,603	$65,743	$54,721
Casegoods segment	200	1,840	2,381	4,359
Retail segment	2,668	(646)	105	(6,707)
VIEs	—	596	—	959
Restructuring	(30)	(56)	(2,716)	(222)
Corporate and Other	(7,935)	(7,317)	(24,046)	(20,369)
Consolidated operating income	$23,278	$17,020	$41,467	$32,741